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                          CONSENT OF LEHMAN BROTHERS
                          --------------------------



     We hereby consent to the use of our opinion letter dated February 27, 2000 to the Board of Directors of TeleCorp PCS, Inc. (the "Company") attached as Annex D to the Company's Joint Proxy Statement - Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary Of the Joint Proxy Statement - Prospectus -- Opinion of The Financial Advisors", "The Merger - Background of the Merger", "The Merger - Opinon of TeleCorp's Financial Advisor" and "The Merger - Fee Arrangement With Lehman Brothers". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                       LEHMAN BROTHERS INC.

                                             /s/ James D. Owen
                                       By:  _____________________________
                                             James D. Owen
                                             Vice President

New York, New York
Date 6/19/2000